UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 12, 2018

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Board of Directors of Bovie Medical Corporation (the “Company”) approved the delisting of the Company’s common stock, $0.001 par value per share (“Common Stock”) from the NYSE American (“NYSE”) and the transfer of the listing to the Global Select Market of The NASDAQ Stock Market LLC. The Company’s Common Stock was approved for listing on NASDAQ on December 11, 2018. On December 12, 2018, the Company provided written notice to NYSE of its intention to voluntarily delist its Common Stock from NYSE and to list its Common Stock on NASDAQ. The Company expects the listing and trading of its Common Stock on NYSE will cease at market close on December 31, 2018, and that trading of its Common Stock will commence on NASDAQ on January 2, 2019 under the symbol “APYX”.

Item 8.01 - Other Events

On December 12, 2018, the Company issued a press release announcing the transfer of its Common Stock to NASDAQ.  In the press release, the Company also announced that it will change the name of the Company from “Bovie Medical Corporation” to “Apyx Medical Corporation” (the “Name Change”). The Company anticipates that the Name Change will become effective on January 1, 2019 upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 12, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018	By:	/s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer and Secretary

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